EXHIBIT 16.1

                                  RODEFER MOSS
                          Certified Public Accountants
                               Investment Advisors
                             Technology Consultants


                                                             December 13, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

            Re:   The American Life & Annuity Company, Inc.("American Life")

Ladies and Gentlemen:

We have read the statements made by American Life Holding Company, Inc. (the "Company") regarding the change in American Life's certifying accountants which are contained in Company's registration statement on Form SB-2, SEC file number 333- 99415, as amended, in Part I under the heading "Change in American Life's Certifying Accountants." We agree with the statements concerning our Firm appearing in such registration statement.

Very truly yours,

/s/      Rodefer Moss & Co, PLLC
Rodefer Moss & Co, PLLC




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